EXECUTION COPY



         WAIVER AND CONSENT, dated as of March 31, 2007 (this "WAIVER"), to the Credit Agreement, dated as of December 29, 2005 (as amended to the date hereof, the "CREDIT AGREEMENT"), among DLI Holding II Corp., DEL Laboratories, Inc., the Lenders party thereto, J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent.

                  The parties hereto hereby agree as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

                  2. WAIVER AND CONSENT. (a) Subject to and in reliance on the representation and warranty set forth in paragraph 2(b) below, the Lenders hereby waive any Default or Event of Default under any of the provisions of the Credit Agreement or any provision of any other Loan Document, except under
Section 8(b) of the Credit Agreement in respect only of any statement in any Borrowing Base Certificate, in each case arising prior to the date of this Waiver and consisting of, resulting from or relating in any respect to (i) the re-audit, revision or restatement of any financial statement delivered prior to the date of this Waiver by the Borrower or any of its Subsidiaries (including, without limitation, any misstatement therein or in any certificate, representation or warranty relating thereto and any error, defect or deficiency in accounting procedures, maintenance of books of records and accounts or the application of accounting principles reflected thereby or relating thereto),
(ii) any default under either Indenture in respect of any financial report, information, management discussion and analysis, report, certificate, statement, notice or other document filed, provided or delivered prior to the date of this Waiver or required to be filed, provided or delivered prior to the date of this Waiver thereunder, but (in each case) only if and for as long as such default does not constitute an "Event of Default" as defined in such Indenture, (iii) any request for or extension of credit under the Credit Agreement during the pendency of any such Default or Event of Default, (iv) any failure to comply with any obligation that became required to be performed or observed under any of such provisions by reason of the occurrence of any such Default or Event of Default or (v) any misstatement as to the absence of any such Default or Event of Default.

                  (b) The Borrower hereby represents and warrants that, after giving effect to all re-audits, revisions and restatements that are the subject of the waiver set forth in paragraph 2(a)(i) above, no Event of Default exists on the date of this Waiver under Section 8(b) of the Credit Agreement in respect of any statement in any Borrowing Base Certificate.

                  (c) The Lenders hereby agree that, notwithstanding the provisions of Sections 6.1(a), 6.2(a) and 6.2(b) of the Credit Agreement, the audited financial statements required to be delivered under Section 6.1(a) for the Borrower's fiscal year ended December 31, 2006 and the documents required by Sections 6.2(a) and 6.2(b) to be delivered concurrently therewith need not be delivered prior to April 30, 2007.

                  3. EFFECTIVENESS. This Waiver shall become effective as of the date hereof once the Administrative Agent has received this Waiver, executed and delivered by the Administrative Agent, the Loan Parties and the Required Lenders.

                  4. REPRESENTATIONS AND WARRANTIES. Each of the Loan Parties hereby represents and warrants that, after giving effect to the provisions of this Waiver, (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent that such representations and warranties refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing.

                  5. CONTINUING EFFECT OF THE CREDIT AGREEMENT. This Waiver is limited solely to the matters set forth herein and shall not constitute an amendment or waiver of any other provision of the Credit Agreement not expressly referred to herein or be construed as a waiver or consent to any further or future action on the part of any Loan Party that would require the consent of the Lenders or the Administrative Agent. Except as expressly waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. This Waiver is a Loan Document.

                  6. MISCELLANEOUS PROVISIONS. The provisions of Sections 10.3 through 10.5, Sections 10.8 through 10.13 and Section 10.16 shall apply with like effect as to this Waiver.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                                DLI HOLDING II CORP.


                                      By:
                                                     Name:
                                                     Title:

                                                DEL LABORATORIES, INC.,


                                      By:
                                                     Name:
                                                     Title:

                                                DEL PHARMACEUTICALS, INC.


                                      By:
                                                     Name:
                                                     Title:

                                                DEL PROFESSIONAL PRODUCTS, INC.


                                      By:
                                                     Name:
                                                     Title:

                                                565 BROAD HOLLOW REALTY CORP.


                                      By:
                                                     Name:
                                                     Title:



                                                JPMORGAN CHASE BANK, N.A.,
                                                as Administrative Agent and as a
                                    Lender


                                      By:
                                                     Name:
                                                     Title:

                                                   -----------------------------
                                                   [Name of Lender]


                                       By:
                                                        Name:
                                                        Title: